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                                                                    EXHIBIT 3.35

                            CERTIFICATE OF FORMATION

                                       OF

                           TESORO MARINE SERVICES, LLC

        This Certificate of Formation of Tesoro Marine Services, LLC (the "LLC"), dated December 12, 2001, is being duly executed and filed to form a limited liability company under the Delaware Limited Liability Company Act (6Del.C. ss. 18-101, et seq.).

        FIRST. The name of the limited liability company formed hereby is Tesoro Marine Services, LLC.

        SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                           /s/ CHARLES S. PARRISH
                                   ------------------------------------------
                                     Charles S. Parrish, Assistant Secretary